Exhibit 99.1

PROXY/VOTING INSTRUCTION CARD

COLLABRX, INC.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON

OCTOBER 28, 2015

The undersigned hereby appoints each of Thomas R. Mika, Clifford Baron, Smruti Vidwans and George Lundberg as proxy, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of CollabRx, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on October 28, 2015, and any and all adjournments or postponements of the Special Meeting.

Please complete, date, sign and mail this instruction card promptly in the enclosed postage-paid envelope or provide your instructions to vote via the Internet or by Telephone

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

– FOLD AND DETACH HERE –

COLLABRX, INC. – SPECIAL MEETING, October 28, 2015

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-395-9276 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/clrx and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Please mark your votes as indicated in this example [X]

PROXY

COLLABRX, INC.

Special Meeting of Stockholders – OCTOBER 28, 2015

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS

INDICATED, THIS PROXY WILL BE VOTED

“FOR” each of the Proposals.

The Board of Directors recommends that you vote “FOR” each of the Proposals.

1. To approve the issuance of shares of CollabRx common stock and other securities exercisable or convertible for shares of CollabRx common stock, which we refer to as the CollabRx Share Issuance, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 15, 2015 (the “Merger Agreement”), by and among CollabRx, Inc., CollabRx Merger Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc. (“Medytox”), a copy of which is attached as Annex A to the joint proxy statement/prospectus.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2. To approve an amendment to the CollabRx Certificate of Incorporation, as amended, to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-7.5, to be effected immediately prior to the effective time of the merger.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. To approve an amendment to the CollabRx Certificate of Incorporation, as amended, to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000 shares, effective as of the effective time of the merger.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. To approve an amendment to the CollabRx 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5. To vote upon in an advisory (non-binding) basis the “golden parachute” compensation that may become payable to CollabRx’s named executive officers in connection with the Merger Agreement as required by Item 402(t) of Regulation S-K and Section 14A(b) of the Securities Exchange Act of 1934, as amended.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

ANY PREVIOUS PROXY EXECUTED BY THE SIGNED IS HEREBY REVOKED.

Receipt of the notice of the Special Meeting and the proxy statement is hereby acknowledged.

PLEASE BE SURE TO DATE AND SIGN THIS INSTRUCTION CARD BELOW

Signature of Stockholder  ________________________________________________

Dated  _____________________ , 2015

Note: Please sign exactly as addressed hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.